Exhibit 23(j)(i)(i) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

                 Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Auditors" in each Statement of Additional Information and to the use of our reports dated September 14, 2001, on Money Market Trust, Trust for U.S. Treasury Obligations, and Automated Government Money Trust (three of the portfolios constituting the Money Market Obligations Trust) in the Post-Effective Amendment Number 54 to the Registration Statement (Form N-1A No. 33-31602) of the Money Market Obligations Trust.

                                                       ERNST & YOUNG LLP

Boston, Massachusetts
September 19, 2001